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                                                                EXHIBIT 10.4




                             Amendment to Agreement


         It is hereby agreed that Section 12 of the agreement between us covering your employment by PLD Telekom Inc. as Deputy Chief Executive Officer shall be amended so as to provide that the phrase "change of control" as used therein shall, in lieu of the meaning given to that phrase in such paragraph, have the same meaning as is given to such phrase in paragraph 13 of the PLD Telekom Inc Equity Compensation Plan, as adopted by the shareholders of PLD Telekom Inc. on June 12, 1997.

         Executed this 30th day of July, 1997.



PLD TELEKOM INC.


By: s/s JAMES HATT                                  s/s JOHN DAVIES
   -----------------------------                  ----------------------------
    James Hatt, President                           John Davies